Lithia Motors to Present at the Morgan Stanley Global Automotive Conference April 11, 2006

MEDFORD, OREGON, April 6, 2006 (5:00 a.m. Pacific) - Lithia Motors, Inc. (NYSE: LAD) today announced that Chairman and CEO Sid DeBoer will present at the Morgan Stanley Global Automotive Conference being held at the Crown Plaza Times Square in New York City at 11:15 a.m. EDT and 8:15 a.m. PDT on Tuesday, April 11, 2006. The presentation will cover Lithia's financial results and an overview of the company's strategy.

This conference will have a slide presentation and live audio webcast, with a replay available for at least 30 days, accessible through the Investor Relations section of Lithia's website. Log-on to: www.lithia.com - go to Investor Relations.

About Lithia

Lithia Motors, Inc. is a Fortune 1000 and Russell 2000 Company that sells 25 brands of new vehicles and operates 94 stores and 189 franchises in 12 states in the Western United States and over the Internet through "Lithia.com-America's Car & Truck Store." Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Additional Information

For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com - go to Investor Relations